ZIONS BANCORPORATION
Press Release
June 1, 2015

**FOR IMMEDIATE RELEASE**

FOR: ZIONS BANCORPORATION
One South Main Street
Salt Lake City, Utah
Harris H. Simmons
Chairman/Chief Executive Officer
Contact: James Abbott
Tel: (801) 844-7637

ZIONS BANCORPORATION ANNOUNCES CORPORATE RESTRUCTURING
AND POSITIVE OPERATING LEVERAGE INITIATIVE

SALT LAKE CITY, June 1, 2015 - Today, Zions Bancorporation (NASDAQ: ZION) announced a corporate restructuring in conjunction with several expense and revenue initiatives that are expected to substantially improve the Company’s profitability metrics. An investor conference call will be held today at 5:00 p.m. Eastern Daylight Time to discuss this announcement (call details listed below). At the beginning of the call, a slide presentation will be furnished under Form 8-K to the Securities & Exchange Commission and will also be available at zionsbancorporation.com.

The organizational changes outlined below are designed to:

•	Improve the customer experience (e.g. faster turnaround times)

•	Simplify the corporate structure and remove associated costs

•	Drive substantial positive operating leverage

Key elements of today’s announcement include the following organizational changes:

•
Consolidate seven bank charters into a single legal charter (subject to regulatory approval), yet maintain local decision-making CEOs, local pricing of products and services, local credit authority, and local branding.

•	Create a Chief Banking Officer position, with responsibility for retail banking, wealth management, and residential mortgage lending.

•	Consolidate risk functions and various non-customer facing operations.

As was previously announced, Zions is continuing to invest in the overhaul and simplification of its technology infrastructure, which is integral to achieving the improved customer experience and certain gross cost savings and efficiency ratio targets announced today.

The following are the targeted financial performance outcomes of these organizational changes, and associated operational and technological initiatives:

•	Achieve an efficiency ratio in the low 60s by fiscal year 2017 driven by expense and revenue initiatives detailed below; the announced target assumes a slight increase in interest rates.

•	Increase returns on tangible common equity over the long term to double digit levels.

•	Maintain noninterest expense below $1.60 billion in 2015 and 2016, and increasing somewhat in 2017; this target excludes severance and other restructuring-related items.

•
Achieve gross pre-tax cost savings of $120 million annually from operational expense initiatives by fiscal year 2017: overhaul technology, consolidate legal charters, and improve operating efficiency across the Company.

Commenting on this announcement, Harris H. Simmons, chairman and chief executive officer stated: “This afternoon we are announcing several important organizational changes which will allow us to increase our profitability by streamlining our ability to get work done, and to remain competitive in a fast-changing banking industry. These changes include, most fundamentally, a modification to our bank charter structure; a strengthened enterprise-wide focus on retail banking; a reduction in the complexity of our risk management structure; and the consolidation of the management of some of our specialized businesses and support functions.”

Mr. Simmons continued, “Our goal is to create customer experiences and work processes that are ‘simple, easy, fast,’ while reaffirming our commitment to strong local management and community involvement that has distinguished Zions Bancorporation over the years.”

Revenue growth. In addition to the aforementioned cost savings, the Company intends to achieve moderate growth in revenue through loan and fee income growth. Consistent with previous announcements, Zions intends to moderately extend the duration of its balance sheet by deploying low-yielding cash into mortgage-backed securities and interest rate swaps.

Financing cost reduction. As has been previously communicated, the Company expects to achieve pre-tax cost savings of approximately $30 million annually through the maturity of subordinated debt in the second half of 2015. Additionally, as has also been previously communicated, over the next several quarters the Company expects to achieve a reduction of approximately $20 million of annual dividends on preferred equity. These financial elements are important components in achieving the stated profitability objectives.

In conjunction with the changes announced today, the following management changes have also been made:

•
Scott J. McLean, who has served over the past year as President of Zions Bancorporation, has been additionally given the title of Chief Operating Officer, reflecting his continuing responsibilities for the oversight of Technology and Operations, Legal, Human Resources, the execution of transformational change projects, chairman of Amegy Bank, and his leadership in a variety of other corporate initiatives.

•
Keith D. Maio, who has served as President and CEO of National Bank of Arizona, assumes the position of EVP and Chief Banking Officer for Zions Bancorporation, with overall responsibility for the Company’s Retail Banking, Residential Mortgage and Wealth Management businesses. Mr. Maio will continue to hold the title of Chairman of National Bank of Arizona.

•
LeeAnne B. Linderman, who has served as EVP and Executive Director of Retail and Omni-channel Banking at Zions Bank, assumes the title of EVP, Retail Banking, for Zions Bancorporation, and has been named a new member of Zions Bancorporation’s Executive Management Committee.

•
Mark Young, who has served as EVP and Executive Director of Real Estate at National Bank of Arizona, becomes President and CEO of National Bank of Arizona, and has been named a new member of Zions Bancorporation’s Executive Management Committee.

In addition to the organizational changes and performance initiatives announced today, Zions is announcing the continued reduction of its portfolio of collateralized debt obligation securities (“CDOs”). Quarter-to-date, it has sold $81 million of amortized cost of CDOs, realizing a pre-tax loss of $25 million; this loss rate is generally consistent with the estimated fair value of the securities at March 31, 2015, as disclosed in Zions’ first quarter 2015 Form 10-Q. Zions intends to continue to sell the remaining CDOs in an orderly fashion if and as market conditions remain conducive to such sales. If all securities were sold at the estimated fair value at March 31, 2015, Zions would expect to realize a pre-tax loss of approximately $149 million. If realized, the loss would result in a reduction of nominal risk-based capital ratios of approximately 0.2 percentage points, but should improve Zions’ financial performance under an adverse economic scenario.

To join in the discussion of this announcement, participants should call 253-237-1247 (domestic and international) and enter the passcode 58680674, or visit zionsbancorporation.com to join by webcast. The webcast of the conference call will also be archived and available for 30 days.
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select western U.S. markets with combined total assets exceeding $55 billion. Zions operates its banking businesses under local management teams and community identities in 11 western and southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon,

Texas, Utah, Washington and Wyoming. The company is a national leader in Small Business Administration lending and is a consistent recipient of numerous Greenwich Excellence awards in banking. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.
Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations, goals, targets, and operational objectives and initiatives regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations, goals, targets, the intended outcome of certain operational initiatives or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include but are not limited to factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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